Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Jeffrey Goldberger / Philip Carlson

+1 212.896.1249 / +1 212.896.1233

jgoldberger@kcsa.com / pcarlson@kcsa.com

RHINO RESOURCE PARTNERS LP PRICES
PUBLIC OFFERING OF COMMON UNITS

LEXINGTON, KY (July 13, 2011) — Rhino Resource Partners LP (NYSE: RNO) (“Rhino”) today announced the pricing of its public offering of 2,500,000 common units representing limited partner interests at $24.50 per unit. The offering is expected to close on or about July 18, 2011, subject to customary closing conditions. Rhino intends to use the net proceeds that it will receive from this offering, along with its general partner’s proportionate capital contribution, to repay outstanding indebtedness under its credit facility. The underwriters have been granted a 30-day option to purchase up to 375,000 additional common units at the public offering price, to cover over-allotments, if any.

Raymond James & Associates, Inc. acted as the book-running manager for the offering. RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and BB&T Capital Markets, a division of Scott & Stringfellow, LLC,  acted as co-managers for the offering.

The offering of these securities is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which, when available, may be obtained from the offices of:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

1-800-248-8863

You may also obtain these documents for free when they are available by visiting the SEC’s Web site at www.sec.gov.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described above in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Rhino Resource Partners LP

Rhino is a growth-oriented limited partnership formed to control and operate steam and metallurgical coal properties in Central Appalachia, Northern Appalachia, the Illinois Basin and the Western Bituminous region and to invest in other natural resource assets such as oil and gas leases and mineral rights.  In addition, Rhino manages and leases coal properties and collects royalties from such activities.

Forward Looking Statements

All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates. Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements as described in Rhino’s filings with the Securities and Exchange Commission.  Rhino undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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